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                                                                    EXHIBIT 23.1





                        INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
1st Constitution Bancorp:


We consent to incorporation by reference in the Registration Statement filed on Form S-8 relating to the 1st Constitution Bancorp Amended and Restated Stock Option Plan for Key Employees, the 1996 Employee Stock Option Plan, the Employee Stock Option and Restricted Stock Plan and the Directors Stock Option and Restricted Stock Plan, of our report dated January 11, 2002, relating to the consolidated statements of condition of 1st Constitution Bancorp and subsidiary as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-KSB of 1st Constitution Bancorp and is incorporated by reference herein.




                                                     KPMG LLP

Short Hills, New Jersey
August 13, 2002